UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2012

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

On May 24, 2012, Eric F. Billings, the Chairman and Chief Executive Officer of Arlington Asset Investment Corp. (the “Company”), established Rule 10b5-1 trading plans (the “Trading Plans”) for the sale, subject to minimum market price thresholds for the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), as set forth in the Trading Plans, of up to 232,983 shares of Common Stock. The Trading Plans include 150,000 shares owned by BCM Weston, LP, a private fund managed by Billings Capital Management, LLC, an investment firm controlled by Mr. Billings and his sons, and represents an asset reallocation within the fund. The remaining shares are part of Mr. Billings’ personal financial planning strategy for asset diversification and liquidity.

Sales under the Trading Plans will commence no earlier than June 8, 2012 and the Trading Plans will terminate on the earlier of November 21, 2012 or the sale of all of the shares under the Trading Plans.

The Trading Plans were adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding transactions in its securities. Rule 10b5-1 permits individuals who are not then in possession of material nonpublic information to establish prearranged plans to buy or sell stock in the future, regardless of subsequent material nonpublic information. All transactions under the Trading Plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission when due.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: May 24, 2012
	By:	/s/ Kurt R. Harrington
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer and Treasurer